As filed with the Securities and Exchange Commission on March 20, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL AUTO FINANCE COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                   65-0688619
  (State or Other Jurisdiction of
  Incorporation or Organization)            (I.R.S. Employer Identification No.)

                         621 N.W. 53rd Street, Suite 200
                            Boca Raton, Florida 33487
                                 (561) 997-2747
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                       NATIONAL AUTO FINANCE COMPANY, INC.
                            1996 SHARE INCENTIVE PLAN
                              (Full Title of Plan)
                                 Keith B. Stein
                                  Vice Chairman
                       National Auto Finance Company, Inc.
                         621 N.W. 53rd Street, Suite 200
                            Boca Raton, Florida 33487
                                 (561) 997-2747

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:
                             Howard Chatzinoff, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
                                              Amount to be        Offering Price Per     Aggregate Offering         Amount of
  Title of Securities to be Registered        Registered(1)            Share(2)               Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           500,000                 $8.50               $4,250,000             $1,288
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the National Auto Finance Company, Inc. 1996 Share Incentive Plan and its administrators are available without charge by contacting:

                     National Auto Finance Company, Inc.
                       621 N.W. 53rd Street, Suite 200
                          Boca Raton, Florida 33487
                                (516) 997-2747
                          Attention: Kevin G. Adams

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents filed with the Commission by National Auto Finance Company, Inc. (the "Company") are incorporated herein by reference:

            (a) The Company's Current Report on Form 8-K (File No. 0-22067), filed with the Commission on March 7, 1997.

            (b) The Company's Registration Statement on Form S-1 (File No. 333-13667), filed with the Commission on October 8, 1996, as amended.

            (c) The Company's Registration Statement on Form 8-A (File No. 0-22067), filed with the Commission on January 27, 1997.

            (d) The Company's Prospectus (File No. 333-13667), filed with the Commission on January 31, 1997.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            Article Seventh of the Certificate of Incorporation of the Company provides for the indemnification, against certain expenses and liabilities, of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, trustee, employee or agent of, or in any other capacity with respect to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), a Delaware corporation generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation for which they served in such positions, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such directors or officers acted in good faith and in a manner such directors or officers reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such directors' or officers' conduct was unlawful. Indemnification is not available if such person is adjudged to be liable to the corporation for which he or she served in such positions, unless and only to the extent the court in which such action is brought determines that, despite the adjudication of liability, and in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

            The above discussion of the Certificate of Incorporation of the Company, and of Section 145 of the Delaware Code, is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and by the Delaware Code.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

            Not Applicable.

Item 8. Exhibits.

Exhibit
Number                  Description
------                  -----------

4.1 - Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-13667), as filed with the Commission on October 8, 1996, as amended (the "S-1 Registration Statement")).*

4.2 - By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's S-1 Registration Statement).*

4.3 - National Auto Finance Company, Inc. 1996 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's S-1 Registration Statement).*

5.1 - Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the securities.**

23.1 - Consent of KPMG Peat Marwick LLP.**

23.2 - Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).**

24   - Powers of Attorney (included in signature page hereof).**


--------
* Incorporated by reference.
** Filed herewith.

Item 9. Undertakings.

            (a)   The undersigned registrant hereby undertakes:

            (1) to file, during any period in which officers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 20th day of March, 1997.

                                          NATIONAL AUTO FINANCE COMPANY, INC.


                                          By: /s/ Keith B. Stein
                                              ---------------------------
                                              Name: Keith B. Stein
                                              Title: Vice Chairman

                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary L. Shapiro and Keith B. Stein, and each individually, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue here.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                           Title                  Date
            ---------                           -----                  ----

/s/ Gary L. Shapiro                 Chief Executive Officer and        March 20, 1997
------------------------------      Chairman of the Board (principal
Gary L. Shapiro                     executive officer)



/s/ Kevin G. Adams                  Vice President and Chief Financial March 20, 1997
------------------------------      Officer (principal financial and
Kevin G. Adams                      accounting officer)



/s/ Keith B. Stein                  Vice Chairman and Director         March 20, 1997
------------------------------
Keith B. Stein


/s/ Edgar A. Otto                   Director                           March 20, 1997
------------------------------
Edgar A. Otto


/s/ Roy E. Tipton                   Director                           March 20, 1997
------------------------------
Roy E. Tipton


                                    Director
------------------------------
Peter Offermann

                                 EXHIBIT INDEX


Exhibit No.                      Description                           Page No.
-----------                      -----------                           --------

 4.1 - Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement, as filed with the Commission on October 8, 1996, as amended)

 4.2   - By-Laws of the Company (incorporated by reference to Exhibit
         3.2 to the Company's S-1 Registration Statement)

 4.3   - National Auto Finance Company, Inc. 1996 Share Incentive
         Plan (incorporated by reference to Exhibit 10.2 to the Company's S-1 Registration Statement)

 5.1 - Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the securities

 23.1  - Consent of KPMG Peat Marwick LLP

 23.2  - Consent of Weil, Gotshal & Manges LLP (included in Exhibit
         5.1)

 24    - Powers of Attorney (included in signature pages hereof)